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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Integrated Device Technology, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 21, 2000, except for Note 15, which is as of May 15, 2000, relating to the consolidated financial statements of Integrated Device Technology, Inc. and the financial statement schedule of Integrated Device Technology, Inc., which appear in Integrated Device Technology, Inc.'s Annual Report on Form 10-K for the year ended April 2, 2000.



/s/ PricewaterhouseCoopers LLP
San Jose, California
April 18, 2001